EXHIBIT 99.1

PRESS RELEASE

For Immediate Release

Analyst Inquiries:	Media Inquiries:
Mike Eliason	Tobin Richer
(317) 249-4559	(317) 665-0366
mike.eliason@karglobal.com	tobin.richer@karglobal.com

KAR Global to Host Financial Update Conference Call Monday, September 20th and Analyst Day Event on Tuesday, September 21st

Company Withdraws FY21 Guidance and Introduces Long-Term Targets

Carmel, Ind. — September 20, 2021 — KAR Auction Services, Inc. d/b/a KAR Global (NYSE: KAR), a leading global wholesale used vehicle digital marketplace operator, today announced that as a result of the continued disruption caused by the chip shortage and the corresponding lack of visibility into used vehicle volumes in its marketplaces, the company is withdrawing its previously provided financial outlook for fiscal 2021. The company expects $95 million to $100 million of Adjusted EBITDA for the third quarter 2021 and expects approximately 2.6 million vehicles sold in 2021. Due to the market uncertainty, the company does not intend to provide fourth quarter expectations at this time.

The company will host a conference call today at 5:30 p.m. ET to discuss its updated outlook in advance of the Analyst Day event. The conference call may be accessed by calling 1 (844) 778-4145 and entering participant passcode 1354858, with the live webcast available on the company’s website at ir.karglobal.com (an archived version of the webcast will be available for a limited time). A telephone replay will be available for two weeks and can be accessed by calling 1 (855) 859-2056 and entering passcode 1354858.

Analyst Day
The company’s previously announced virtual Analyst Day will be held tomorrow, Tuesday, September 21, 2021, at 11:00 a.m. ET and is expected to conclude at 2:00 p.m. ET. An interactive Q&A session will follow the presentations. The virtual event will be available in its entirety through a live webcast at ir.karglobal.com, and a replay will be made available after the event for a limited time.

During the event, the company will discuss the current market outlook and provide an in-depth review of its strategic direction, operating model, financial performance and long-term roadmap, including the following:

•KAR is a digital marketplace business, with industry leading digital platforms supported by a coast-to-coast network of facilities dedicated to preparing vehicles for sale.

•KAR expects to see a cyclical recovery in commercial volumes that will positively impact its business.
•KAR expects to grow dealer-to-dealer channel volumes, principally through gaining share via its digital platforms.
•KAR expects to continue to maintain strong cost discipline through a more digital operating model.

The company will also discuss the following long-term targets:

•4.25 million vehicles sold in 2025
•Revenue of $3.4 to $3.5 billion in 2025
•$750 to $800 million in Adjusted EBITDA for 2025
•Approximately $1.5 billion in cash from operations for the period 2021 through 2025

“Although the current operating environment is challenged due to semiconductor shortage related impacts on used vehicle volumes in our marketplaces, we are excited for future opportunities once our markets recover. We expect that we will deliver significant growth in volumes, profitability and cash flow as we progress through the next four years,” said Peter Kelly, Chief Executive Officer.

About KAR
KAR Auction Services, Inc. d/b/a KAR Global (NYSE: KAR) provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global’s unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services, including the sale of nearly 3.1 million units valued at over $40 billion through our auctions in 2020. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in about 75 countries. Headquartered in Carmel, Indiana, KAR Global has employees across the United States, Canada, Mexico, Uruguay, United Kingdom and Europe. For more information and the latest KAR Global news, go to www.karglobal.com and follow us on Twitter @KARspeaks.

Forward-Looking Statements
This release includes forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In particular, statements made in this release that are not historical facts (including but not limited to expectations, estimates, assumptions and/or projections regarding our growth opportunities and strategies, total addressable market, industry volumes, competitive position, operational and product strategies, cost savings, 2021 guidance, 2025 targets and the impact of the COVID-19 pandemic) may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipate,” “expect,” “project,” “target,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions identify forward-looking statements. The forward-looking statements contained in this release are based on management’s current assumptions, expectations and/or beliefs, are not guarantees of future performance and are subject to substantial risks, uncertainties and changes that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 18, 2021, and those described from time to time in our reports filed with the Securities and Exchange Commission. Many of these risk factors are outside of our control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this release are made as of the date on which they are made and we do not undertake to update any forward-looking statements.

Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The third quarter 2021 expectation for Adjusted EBITDA is a forward-looking non-GAAP financial measure. We have not reconciled this non-GAAP financial measure to its most directly comparable GAAP measure of net income (loss) due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Accordingly, a reconciliation is not available without unreasonable effort.

The 2025 Adjusted EBITDA target is a forward-looking non-GAAP financial measure. The following table reconciles EBITDA and Adjusted EBITDA to net income for the 2025 financial outlook presented:

2025 Outlook (in millions), (unaudited)	Low	High
Net income	$275	$310
Add back:
Income tax expense	150	165
Interest expense, net of interest income	145	145
Depreciation and amortization	210	210
EBITDA	780	830
Total addbacks, net	(30)	(30)
Adjusted EBITDA	$750	$800

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